Bass, Berry & Sims plc
Attorneys at Law

A PROFESSIONAL LIMITED LIABILITY COMPANY

The Tower at Peabody Place, 100 Peabody Place, Suite 900
Memphis, Tennessee 38103-3672
(901) 543-5900
_____________, 2008
Hypo Real Estate Capital Corporation
622 Third Avenue, 30th Floor
New York, New York 10017
     Re: Qualification as a Real Estate Investment Trust
Ladies and Gentlemen:
     We have acted as counsel to Quadra Realty Trust, Inc.., a Maryland corporation (the “Quadra”), in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 28, 2008 by and among the Quadra, Hypo Real Estate Capital Corporation, a Delaware corporation (“Parent”) and HRCC Sub Inc., a Maryland corporation (“Merger Sub”) (the “Merger Agreement”). We have been requested by Quadra to render this opinion pursuant to Section 9.2 of the Merger Agreement. The terms used in this opinion that are defined in the Merger Agreement shall have the same definitions when used herein, unless otherwise defined herein.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documentation and information provided by Quadra as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, Quadra has provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of officers of Quadra (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of Quadra Realty Trust, Inc. and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”).
     For purposes of our opinion, we have not independently verified the facts, statements, representations and covenants set forth in the Officers’ Certificate or in any other document. In particular, we note that the Company has engaged in, and may engage in, transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on Quadra’s representations that the facts, statements, representations and covenants presented in the Officers’ Certificate and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief or intent. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations and covenants referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.
     In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.
     Our opinion is also based on the correctness of the following assumptions: (i) Quadra and each of the entities comprising the Company have been and will continue to be operated in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party will be implemented, construed and enforced in accordance with its terms.
     In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.
     We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein. In addition, we express no opinion on any issue relating to Quadra, other than as expressly stated below.
Based on the foregoing, we are of the opinion that:
     1. Commencing with Quadra’s taxable year ending December 31, 2007, Quadra will be organized in conformity with the requirements for qualification as a real estate investment trust under the Code (a “REIT”), and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. Quadra’s qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels, the diversity of its stock ownership and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Quadra’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

     This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificate. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.
     The foregoing opinion is based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.
     The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinion is rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update any opinion expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee, and it speaks only as of the date hereof. This opinion letter may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.
Yours Very Truly,
CIRCULAR 230 DISCLOSURE
TO ENSURE COMPLIANCE BY THIS LAW FIRM WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT THIS ADVICE WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY THE ADDRESSEE OR ANY OTHER PERSON, FOR THE PURPOSE OF (A) AVOIDING UNITED STATES FEDERAL TAX PENALTIES, OR (B) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TAX-RELATED MATTER ADDRESSED HEREIN.